UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2018, the Board of Directors (the “Board”) of Radisys Corporation, an Oregon corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, appointed Mr. Stephen Domenik as a director. Making room for Mr. Domenik and to help manage Board size, Mr. C. Scott Gibson resigned from the Board effective immediately prior to Mr. Domenik’s appointment. Mr. Domenik’s term will expire at the next annual meeting of the Company’s stockholders.

The Board appointed Mr. Domenik to serve as a member of the Audit Committee of the Board. Effective February 7, 2018, the Board has affirmatively determined that Mr. Domenik is “independent” under Nasdaq listing standards.

Since 1995, Mr. Domenik has served as a general partner of Sevin Rosen Funds, a venture capital firm. From 2010 to 2016, Mr. Domenik served on the board of directors of Pixelworks, Inc., and, from February 2016 to April 2016, Mr. Domenik served as its Interim Chief Executive Officer. Mr. Domenik is also a member of the boards of directors of Emcore Corporation, a provider of advanced mixed-signal optics products (since 2013) and MoSys, Inc., a semiconductor company (since 2012). Previously, Mr. Domenik served as a member on the board of directors of YuME, a video advertising company, Meru Networks, Inc., a cyber security solutions company and PLX Technology, Inc., an integrated circuit company. Mr. Domenik holds an A.B. in Physics and M.S.E.E. from the University of California, Berkeley.

Mr. Domenik will receive the same compensation for service on the Board as that of the other non-employee directors of the Company. The non-employee directors have currently waived all cash compensation and retainers and receive annual grants of restricted stock units under the Company’s 2007 Stock Plan units equal to $105,000 in value. Upon his appointment as a director, Mr. Domenik will receive an initial grant under the Company’s 2007 Stock Plan of stock options to acquire 80,000 shares of the Company's common stock, and such stock options shall vest over a period of three years with the first installment of 1/3 of such grant vesting upon the first anniversary of the date of grant, with equal installments of 1/24 of the remaining portion of such grant vesting every month thereafter and the term of the stock options shall be seven years from the date of grant.

Upon his appointment to the Board, the Company intends to enter into its standard form of indemnification agreement for directors with Mr. Domenik, which indemnification agreement, among other matters, requires the Company to (1) indemnify Mr. Domenik against certain liabilities that may arise by reason of his status or service as a director and (2) to advance Mr. Domenik’s expenses incurred as a result of a proceeding as to which he may be indemnified. The indemnification agreement is intended to provide indemnification rights to the fullest extent permitted under applicable law, including the applicable indemnification rights statutes in the State of Oregon, and is in addition to any rights a director may have under the Company’s Second Restated Articles of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended. The Company’s standard form of indemnification agreement (for directors and the CEO/CFO) is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 and incorporated herein by reference.

In connection with his leaving the Board, Mr. Gibson did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description
99.1	Press Release, dated February 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	February 7, 2018	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)